Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ALLEGIANCY, LLC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JANUARY, A.D. 2013, AT 1:35 O'CLOCK P.M.

5277624 8100

130074154

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0162459

DATE: 01-23-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:39 PM 01/22/2013
FILED 01:35 PM 01/22/2013
SRV 130074154 - 5277624 FILE

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

First: The name of the limited liability company is Allegiancy, LLC

Second: The address of its registered office in the State of Delaware is 160 Greentree Drive, Ste 101 in the City of Dover

Zip code 19904. The name of its Registered agent at such address is National Registered Agents, Inc.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is ______.")

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 21 day of January 2013.

By: [signature]
Authorized Person (s)

Name: Stevens Sadler